PSP Investments, GIC and Ontario Teachers’ Pension Plan Agree to Invest $700 Million in XPO Logistics

XPO significantly raises long-term financial targets

GREENWICH, Conn. - September 11, 2014 - XPO Logistics, Inc. (NYSE: XPO) (the “company”) today announced that it has entered into a definitive agreement with PSP Investments, GIC, Singapore’s sovereign wealth fund, and Ontario Teachers’ Pension Plan (the “Investors”) to invest a total of $700 million in XPO to accelerate the company’s growth strategy. The company will receive all of the net proceeds, which it intends to use primarily for unspecified acquisitions. There are no selling shareholders.

The transaction, which is complete and scheduled to settle on September 17, 2014, provides for the sale of newly issued common stock and preferred stock to the Investors. Upon approval by the company’s shareholders, the preferred stock will be converted into common stock and the Investors will hold approximately 22% of XPO’s common stock on a fully diluted basis. The $30.66 price per share of common stock issuable to the Investors represents a 5% discount to the trailing 20-day volume weighted average price. Bradley Jacobs and Jacobs Private Equity, LLC intend to vote in favor of the stock issuance. Jacobs Private Equity, LLC will remain the company’s largest shareholder.

The company further announced that, in light of this transaction and the expected acceleration of its growth plans, it has raised its 2017 financial targets to approximately $9 billion of revenue and $575 million of EBITDA, up from previous targets of $7.5 billion and $425 million, respectively.

Bradley Jacobs, chairman and chief executive officer of XPO Logistics, said, “We’re delighted to welcome PSP Investments, GIC and Ontario Teachers’ Pension Plan as significant shareholders in XPO. This strategic investment by three blue chip institutions is a strong endorsement of our plan for value creation. With the benefit of $700 million of additional equity to accelerate our growth, we can capitalize on an acquisition pipeline that’s livelier than expected. We’re now targeting approximately $9 billion of revenue and $575 million of EBITDA for 2017.”

Daniel Garant, senior vice-president, public markets for PSP Investments, said, “We are pleased to become a meaningful shareholder of XPO and support its board and management as it pursues its growth strategy. This investment in XPO is consistent with our Value Opportunities Portfolio’s mandate, which includes making strategic investments in publicly-listed companies that we believe have the capability of generating above average risk-adjusted returns over time and where PSP Investments can leverage its permanent and growing capital base over a long-term investment horizon.”

Lim Kee Chong, deputy group chief investment officer and director of integrated strategies for GIC, said, “We have a favorable view on the U.S. economy and on the U.S. logistics industry, and are excited to partner with Brad and the team at XPO. We are confident that XPO’s strong management team and sophisticated technology platform will enable XPO to become one of the long-term winners in the industry.”

Michael Wissell, senior vice-president, public equities for Ontario Teachers’ Pension Plan, said, “Teachers’ believes in partnering with world-class entrepreneurs. We are pleased to invest alongside Brad Jacobs and his team. Their plans for XPO align with our approach to long-term value creation.”

For a summary of other material terms relating to the investment, see the company’s filings with the Securities and Exchange Commission. These can be accessed on the websites www.sec.gov and www.xpo.com.

Morgan Stanley & Co. LLC is serving as placement agent for the transaction.

About XPO Logistics, Inc.

XPO Logistics, Inc. (NYSE: XPO) facilitates more than 31,000 deliveries a day as one of the fastest growing providers of transportation logistics services in North America. XPO is the fourth largest freight brokerage firm, the third largest provider of intermodal services, the largest provider of last mile logistics for heavy goods, the largest manager of expedited shipments, and the leading provider of highly engineered, technology-enabled contract logistics. Additionally, the company has growing positions in managed transportation, global freight forwarding and less-than-truckload brokerage.

XPO has 203 locations and approximately 10,400 employees. Its three business segments - freight brokerage, expedited transportation and freight forwarding - utilize relationships with ground, rail, sea and air carriers to serve over 14,000 customers in the manufacturing, industrial, retail, commercial, life sciences and governmental sectors. The company has more than 3,600 trucks under contract to its drayage, expedited and last mile subsidiaries, and has access to additional capacity through its relationships with over 27,000 other carriers. For more information: www.xpo.com.

About PSP Investments

The Public Sector Pension Investment Board (PSP Investments) is one of Canada’s largest pension investment managers with $93.7 billion of net assets under management as of March 31, 2014. Its highly-skilled and dedicated team of professionals manages a diversified global portfolio including public equities, private equity, bonds and other fixed-income securities, real estate, infrastructure and renewable resources. PSP Investments is a Crown corporation established to manage employer and employee net contributions since April 1, 2000, to the pension funds of the federal Public Service, the Canadian Forces and the Royal Canadian Mounted Police, and since March 1, 2007, of the Reserve Force. PSP Investments’ head office is located in Ottawa, Ontario, and its principal business office is in Montréal, Québec. For more information: www.investpsp.ca.

About GIC

GIC is a leading global investment firm with well over $100 billion in assets under management. Established in 1981, the firm manages Singapore’s foreign reserves and is uniquely positioned for long-term and flexible investments across a wide range of asset classes, including real estate, private equity, equities and fixed income. GIC has investments in over 40 countries and has been investing in emerging markets for more than two decades. Headquartered in Singapore, GIC employs over 1,200 people across 10 offices in key financial cities worldwide. For more information: www.gic.com.sg.

About Ontario Teachers’ Pension Plan

With over $140 billion in net assets as of December 31, 2013, the Ontario Teachers’ Pension Plan is the largest single-profession plan in Canada. An independent organization, it invests the pension fund’s assets and administers the defined benefit pensions of 307,000 active and retired teachers in Ontario. For more information: www.otpp.com.

Additional Information about the Investment

XPO will file a proxy statement and other documents relating to the transactions described above (the “Investment”) with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE INVESTMENT. Investors and security holders may obtain these documents free of charge at the SEC’s website at www.sec.gov. You may also obtain these documents free of charge at www.xpo.com. You may also read and copy any reports, statements and other information filed by XPO with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549.

Participants in Solicitation

XPO and its executive officers and directors may be deemed to be participants in the solicitation of proxies from XPO shareholders with respect to the Investment. Information about XPO’s executive officers and directors is available in XPO’s proxy statement on Schedule 14A for its 2014 annual meeting of shareholders, filed with the SEC on April 25, 2014. Investors and shareholders may obtain more detailed information regarding the direct and indirect interests of XPO and its executive officers and directors in the Investment by reading the proxy statement regarding the Investment when it becomes available. Copies of these documents may be obtained, free of charge, as described above. This document shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including XPO’s full year 2017 financial targets, XPO’s ability to accelerate its growth strategy, including through acquisitions, and approval by XPO’s shareholders of the proposed conversion of preferred stock issued to the Investors into common stock. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking.

These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed in XPO’s filings with the SEC and the following: economic conditions generally; competition; XPO’s ability to find suitable acquisition candidates and execute its acquisition strategy; the expected impact of acquired companies, including the expected impact on XPO’s results of operations; the ability to realize anticipated synergies and cost savings with respect to acquired companies; XPO’s ability to raise debt and equity capital; XPO’s ability to attract and retain key employees to execute its growth strategy, including acquired companies’ management teams; litigation, including litigation related to alleged misclassification of independent contractors; the ability to develop and implement a suitable information technology system; the ability to maintain positive relationships with XPO’s networks of third-party transportation providers; the ability to retain XPO’s and acquired companies’ largest customers; XPO’s ability to successfully integrate acquired businesses; rail and other network changes; weather and other service disruptions; and governmental regulation. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO or its businesses or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and XPO undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

Contacts:

XPO Logistics Investor Relations

Tavio Headley, +1-203-930-1602

tavio.headley@xpo.com

XPO Logistics Media Relations

Brunswick Group

Gemma Hart, Darren McDermott, +1-212-333-3810

PSP Investments

Mark Boutet, +1-514-925-5431

mboutet@investpsp.ca

GIC

Mah Lay Choon, +1-65-6889-6841

mahlaychoon@gic.com.sg

Ontario Teachers’ Pension Plan

Deborah Allan, +1-416-730-5347

deborah_allan@otpp.com